UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)                October 7, 2008
_______________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Unisys Corporation has elected J. Edward Coleman as the company's Chairman of the Board and Chief Executive Officer, effective October 7, 2008. Mr. Coleman, age 57, has been in the information technology industry for more than 30 years, serving as chief executive officer at Gateway, Inc. from 2006 to 2008; as senior vice president and president of enterprise computing solutions at Arrow Electronics from 2005 to 2006 and as chief executive officer of CompuCom from 1999 to 2004. He also served as chairman of CompuCom from 2001 to 2004. Prior to that, he held various leadership and executive positions at Computer Sciences Corporation and IBM Corporation.

Mr. Coleman succeeds Joseph W. McGrath as the company's chief executive officer. Mr. McGrath resigned as President and Chief Executive Officer of Unisys and as a member of its Board of Directors effective October 7, 2008. He will remain with the company through December 31, 2008 to assist, as requested, with transitional matters and with the previously announced exploration of certain portfolio rationalization and other actions to enhance shareholder value.

Henry C. Duques, who had been the non-executive Chairman of the Board, has been elected lead director.

The company and Mr. Coleman have entered into an employment agreement covering the terms and conditions of Mr. Coleman's employment as Chairman of the Board and Chief Executive Officer. The agreement provides for a minimum base salary of $972,000 per year, subject to periodic review by the Board of Directors after receiving a recommendation from the Compensation Committee of the Board. He is eligible to receive an annual bonus award at a target bonus level of not less than 125% of base salary. Except with respect to the first six months of his employment, the actual bonus payable, if any, will be determined by the Board in its sole discretion after receiving a recommendation from the Compensation Committee and will be based on Mr. Coleman's attainment of performance criteria to be determined annually by the Board and the Compensation Committee. For the first six months of his employment, Mr. Coleman is guaranteed a bonus of $607,500 if he remains employed by the company on the applicable bonus payment date. Pursuant to the agreement, effective on October 8, 2009, Mr. Coleman will receive a stock option grant for 1,200,000 shares of Unisys common stock and a grant of 300,000 restricted stock units. The stock option will vest one-third per year beginning on the first anniversary of the date of grant and will have a five-year term. The restricted stock units will vest one-third per year beginning on the first anniversary of the date of grant. Pursuant to the agreement, he will also receive, within 120 days of October 7, 2008, a grant of 900,000 restricted stock units. These restricted stock units will vest one-third per year beginning on the first anniversary of the date of grant if and to the extent that performance criteria to be mutually agreed prior to the date of grant are met. Mr. Coleman is eligible to participate in the benefit programs generally made available to executive officers and is eligible to receive stock option and other long-term incentive awards under the company's long-term incentive plans. For so long as Mr. Coleman's primary residence is not in the Philadelphia metropolitan area, he will be provided with the use of a company-paid apartment in the Philadelphia metropolitan area for business purposes. Under the agreement, if Mr. Coleman's employment is terminated by the company without cause or by Mr. Coleman for good reason (defined generally as a reduction in aggregate compensation target, a reduction in duties or authority or removal as chief executive officer), Mr. Coleman will be entitled to receive an amount equal to two times (1) his base salary (at its then current rate) plus (2) his annual bonus (in an amount equal to the average percentage of target bonus paid to him for the three years preceding the employment termination date times the target bonus amount in effect on the termination date). This termination payment is to be paid in a lump sum in cash within 30 days of the date of termination. Mr. Coleman and his eligible dependents will also be entitled to continued medical and dental coverage, at the same costs applicable to active employees, for up to two years following termination of employment. Such coverage will cease if Mr. Coleman becomes employed during such two-year period. In the event of Mr. Coleman's disability or death, all compensation and benefits under the agreement will terminate except that he or his estate will receive benefits under the retirement, welfare, incentive, fringe and perquisite programs generally available to executive officers upon disability or death. If Mr. Coleman's employment is terminated for cause or by Mr. Coleman for other than good reason, he will be entitled only to the benefits provided to the company's executive employees upon a similar termination of employment. The agreement includes non-compete, non-solicitation and non-disparagement provisions effective for 12 months from the date of termination of employment. In the event Mr. Coleman breaches any of these provisions, he must repay any termination payments made to him upon termination of his employment without cause or for good reason. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto.

The company and Mr. Coleman have also entered into a change in control employment agreement, as have the company and its other elected officers. These agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened change in control. A change in control is generally defined as (1) the acquisition of 20% or more of Unisys common stock, (2) a change in the majority of the Board of Directors unless approved by the incumbent directors (other than as a result of a contested election) and (3) certain reorganizations, mergers, consolidations, liquidations or dissolutions. The agreement has a term ending on the third anniversary of the date of the change in control and provides that in the event of a change in control Mr. Coleman will have specific rights and receive certain benefits. Those benefits include the right to continue in the company's employ during the term, performing comparable duties to those being performed immediately prior to the change in control and at compensation and benefit levels that are at least equal to the compensation and benefit levels in effect immediately prior to the change in control. For purposes of determining compensation levels, base salary must be at least equal to the highest salary paid to Mr. Coleman during the 12 months preceding the change in control, and bonus must be at least equal to the highest bonus paid to him for the three fiscal years preceding the change in control. If, following a change in control, the Company terminates Mr. Coleman without cause or Mr. Coleman terminates employment for good reason (generally defined as a reduction in his compensation or responsibilities or a change in his job location), or if Mr. Coleman voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the date of the change in control, he will be entitled to receive termination benefits as follows: a pro-rated bonus for the year in which the termination occurs (based on the highest bonus paid during the term of the agreement), a lump sum payment equal to two years base salary and bonus (based on the highest salary and bonus paid during the term of the agreement), outplacement services and, for two years following the termination of employment, continued benefits under the company's welfare benefit plans and programs. The agreement does not provide for any gross-up for any excise tax imposed on such payments by Section 4999 of the Internal Revenue Code. The payments will be reduced to avoid the imposition of the excise tax if doing so would result in greater after-tax benefits to Mr. Coleman. The foregoing description of the change in control employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 hereto.

Mr. Coleman is not entitled to receive duplicate payments under the change in control agreement and the employment agreement described above. In the event of a conflict he will be allowed the greater entitlement.

ITEM 9.01.  Financial Statements and Exhibits.

The following exhibits are being filed herewith:

10.1 Agreement, dated October 6, 2008, between Unisys Corporation and J. Edward Coleman

10.2 Executive Employment Agreement, dated October 7, 2008, between Unisys Corporation and J. Edward Coleman

                                   SIGNATURE
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: October 8, 2008                             By: /s/ Nancy Straus Sundheim
                                                      -------------------------
                                                      Nancy Straus Sundheim
                                                      Senior Vice President,
                                                      General Counsel and
                                                      Secretary




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                              EXHIBIT INDEX
                              -------------


Exhibit
No.
------

10.1 Agreement, dated October 6, 2008, between Unisys Corporation and J. Edward Coleman

10.2 Executive Employment Agreement, dated October 7, 2008, between Unisys Corporation and J. Edward Coleman